Exhibit 99.1

Certification of Periodic Financial Report by

Chief Executive Officer Pursuant to 18 U.S.C. § 1350

I, Daniel W. Porter, Chairman and Chief Executive Officer of Wells Fargo Financial, Inc. (the “Company”), certify that:

(1)          the Company’s Quarterly Report on Form 10–Q for the quarterly period ended June 30, 2002 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Daniel W. Porter
Daniel W. Porter
Chairman and Chief Executive Officer
Wells Fargo Financial, Inc.
August 12, 2002